Exhibit 31.2

CERTIFICATION

     I, Hollings C. Renton, Chairman of the Board, President and Chief Executive Officer of Onyx Pharmaceuticals, Inc., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Onyx Pharmaceuticals, Inc. (the“registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 24, 2005

/s/ Hollings C. Renton

Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer
(Principal Executive and Financial Officer)